Exhibit (i)(3)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinions of counsel regarding the Equity-Income Portfolio, Growth Portfolio, High Income Portfolio, Money Market Portfolio, Overseas Portfolio and Value Portfolio series of Variable Insurance Products Fund (the "Trust"), filed as part of this Post-Effective Amendment No. 61 to the Trust's Registration Statement on Form N-1A (File No. 002-75010 and 811-03329), incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 54 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

June 13, 2005